                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         The Sports Club Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                         [THE SPORTS CLUB COMPANY LOGO]


                         THE SPORTS CLUB COMPANY, INC.
                          11100 SANTA MONICA BOULEVARD
                                   SUITE 300
                         LOS ANGELES, CALIFORNIA 90025

                                                                   June 30, 1998

Dear Stockholder:

     You are cordially invited to attend the Company's 1998 Annual Meeting on Friday July 31, 1998.

     The meeting will begin promptly at 2:00 p.m., Pacific Standard Time, in the Coliseum Room of The Sports Club/LA, located at 1835 Sepulveda Boulevard, Los Angeles, California.

     The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

     The vote of every stockholder is important and we hope you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting. In order to ensure maximum stockholder representation, I urge each of you, whether or not you expect to attend the meeting in person, to sign your proxy and return it promptly in the enclosed envelope. Mailing your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     Your Board of Directors and management look forward to greeting personally those stockholders who are able to attend.

                                          Sincerely,

                                          /s/ DAVID MICHAEL TALLA

                                          David Michael Talla
                                          Chairman and
                                          Chief Executive Officer

                         [THE SPORTS CLUB COMPANY LOGO]


                         THE SPORTS CLUB COMPANY, INC.
                          11100 SANTA MONICA BOULEVARD
                                   SUITE 300
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, JULY 31, 1998

TO THE STOCKHOLDERS OF THE SPORTS CLUB COMPANY, INC.:

     Notice is hereby given that the annual Meeting of Stockholders of The Sports Club Company, Inc. (the "Company") will be held in the Coliseum Room of The Sports Club/LA, located at 1835 Sepulveda Boulevard, Los Angeles, California, on July 31, 1998, at 2:00 p.m., Pacific Standard Time, for the following purposes:

     1. To elect three directors of the Company to serve as Class I directors until the Annual Meeting of Stockholders to be held in 2001.

     2. To approve an amendment to the Company's 1994 Stock Incentive Plan to
        (a) increase the number of shares reserved for issuance thereunder from 1,000,000 to 1,800,000 and (b) modify certain other provisions.

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on June 24, 1998, will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the meeting site for ten (10) days prior to the Annual Meeting.

     YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR STOCK IS REPRESENTED, WE URGE YOU TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors

                                          /s/ NANETTE PATTEE FRANCINI

                                          Nanette Pattee Francini
                                          Secretary

Los Angeles, California
June 30, 1998

                         THE SPORTS CLUB COMPANY, INC.

                          11100 SANTA MONICA BOULEVARD
                                   SUITE 300
                         LOS ANGELES, CALIFORNIA 90025

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 31, 1998

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is being mailed on or about June 30, 1998, in connection with the solicitation of proxies by the Board of Directors of The Sports Club Company, Inc., a Delaware corporation (the "Company"). The proxies are for use at the Annual Meeting of Stockholders to be held at 2:00 p.m., Pacific Standard Time, on July 31, 1998, in the Coliseum Room of The Sports Club/LA, located at 1835 Sepulveda Boulevard, Los Angeles, California, and any postponements or adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting. The record date for the Annual Meeting is the close of business on June 24, 1998 (the "Record Date"). Only holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock") on the Record Date are entitled to notice of and to vote at the Annual Meeting. The annual report for the year ended December 31, 1997, is being mailed to stockholders with this Proxy Statement.

     A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible, in the postage prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any stockholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company, or by attending the Annual Meeting and voting in person. Unless otherwise instructed, any such proxy, if not revoked, will be voted at the Annual Meeting "FOR" the nominees for election as directors as set forth in this Proxy Statement, "FOR" the amendment of the Company's 1994 Stock Incentive Plan, and as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Annual Meeting. The Company does not currently know of any such other matters.

     At the Record Date, there were outstanding 20,889,956 shares of the Company's Common Stock, the only class of stock of the Company outstanding as of the Record Date, and there were 391,600 shares of Common Stock held in treasury. The presence, either in person or represented by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. Directors will be elected by a plurality of the votes of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Broker non-votes will not be counted as cast. Abstentions and broker non-votes will be included in the determination of the number of shares present at the Annual Meeting.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company intends to request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Pursuant to the Bylaws of the Company, the Board of Directors shall consist of not less than four or more than seven members. The specific number of Board members within this range is determined by the Board of Directors and is currently set at seven. The Board is divided into three classes, which serve staggered three-year terms. The number of board members in each class is as follows: three Class I directors, two Class II directors, and two Class III directors. The terms of the Class I directors expire this year and their successors are to be elected at the Annual Meeting for a three-year term expiring in 2001. The terms of the Class II and Class III directors expire in 1999 and 2000, respectively.

     The Board of Directors is proposing Brian J. Collins, Andrew L. Turner and Dennison T. Veru, who now serve as Class I directors, for election as Class I directors at the Annual Meeting.

     To the Company's knowledge, each nominee is and will be available to serve, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of such other person or persons as the Board of Directors recommends.

     The nominees have supplied the following background information to the
Company:

                                                                                             DIRECTOR
            NAME              AGE                EXPERIENCE AND DIRECTORSHIPS                 SINCE
            ----              ---                ----------------------------                --------
Brian J. Collins............  37    Currently serves as a director of the Company and is a     1997
                                    Principal, Vice President (since 1997) and Chief
                                    Financial Officer (since 1996) of Millennium Partners
                                    Management LLC and its predecessor company, affiliates
                                    of Millennium Entertainment Partners, L.P., a real
                                    estate developer of mixed use urban entertainment
                                    projects. From March 1993 to November 1996, Mr. Collins
                                    was Senior Vice President at Carol Management
                                    Corporation.
Andrew L. Turner............  51    Currently serves as a director of the Company and has      1994
                                    been Chairman of the Board, President and Chief
                                    Executive Officer of Sun Healthcare Group, Inc., a
                                    publicly traded long-term health care services
                                    provider, since its formation in 1989.
Dennison T. Veru............  37    Currently serves as a director of the Company and has      1995
                                    been President of Awad & Associates, a money management
                                    division of Raymond James Financial since November
                                    1992.

BOARD COMMITTEES

     The Board has a standing Audit Committee (the "Audit Committee") that reviews the audit and control functions of the Company, the Company's accounting principals, policies and practices and financial reporting, the scope of the audit conducted by the Company's auditors and the independent auditor's opinion and letter of comment to management and management's response thereto. The Audit Committee met once during 1997 and that meeting was attended by Messrs. Turner and Veru. The Audit Committee is currently comprised of Messrs. Turner, Veru and Collins, with Mr. Collins being appointed to the Committee in April 1998.

     The Board has a Compensation Committee (the "Compensation Committee") that is authorized to review and make recommendations to the Board with respect to the salaries and bonuses of the Company's executive officers, and to administer the Company's 1994 Stock Incentive Plan. During 1997 the Compensation Committee met once and that meeting was attended by Messrs. Turner and Veru. The Compensation Committee is currently comprised of Messrs. Turner, Veru and Collins, with Mr. Collins being appointed to the Committee in April 1998.

     The Board does not have a nominating committee, or a committee performing similar functions.

DIRECTOR ATTENDANCE

     In 1997, the Company held five meetings. During 1997, all of the Directors attended at least 75% of the aggregate of the meetings of the Board and the committees of which they were members, except for Mr. Licklider who was only able to attend three of the five meetings held.

DIRECTOR COMPENSATION

     Non-employee directors of the Company are entitled to receive an annual fee of $10,000 and a fee of $500 for each meeting attended. Non-employee directors who are members of the Audit Committee or Compensation Committee are entitled to receive $500 for each meeting they attend. In addition, non-employee directors receive 1,000 shares of the Company's Common Stock each year pursuant to the Company's 1994 Stock Compensation Plan. Messrs. Licklider, Collins, Turner and Veru currently serve on the Board as non-employee directors. The Company provides Mr. Licklider with health insurance under its group insurance plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. Amounts paid to directors were $36,000 during 1995, $37,026 during 1996, and $48,834 during 1997. Under the 1994 Stock Compensation Plan an aggregate of 12,000 shares of Common Stock were issued to non-employee directors through December 31, 1997.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
       MESSRS. COLLINS, TURNER AND VERU AS DIRECTORS, WHICH IS DESIGNATED
                   AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD.

                  PROPOSAL 2. AMENDMENT AND RESTATEMENT OF THE
                           1994 STOCK INCENTIVE PLAN

     At the 1998 Annual Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve the amendment and restatement (the "Amendment") of the Company's 1994 Stock Incentive Plan (as proposed to be amended and restated, the "Plan"). The Amendment would increase the number of shares authorized for issuance under the Plan from 1,000,000 shares to 1,800,000 shares. Additionally, certain technical amendments have been made to the Plan to confirm with changes to Rule 16b-3 promulgated by the Securities and Exchange Commission.

     The Board of Directors and Stockholders of the Company originally adopted and approved the Plan in 1994. As of May 31, 1998, 7,335 shares had been issued upon exercise of options granted under the Plan, 965,165 shares were subject to outstanding options, and there were 27,500 shares remaining available for grant under the Plan. The Board of Directors approved the Amendment on June 3, 1998, subject to stockholder approval. The Board of Directors believes that the Plan is an important component of the Company's employee compensation program and that approval of the Amendment is in the best interest of the Company and its stockholders. The Board of Directors recommends that the stockholders vote for approval of the Amended Plan.

     The following summary description of the principal features of the Plan is qualified by reference to the full text of the Plan, attached hereto as Appendix A.

AWARDS

     The Plan provides for awards to Eligible Persons (as defined below) of options ("Options"), rights to purchase shares of Common Stock ("Purchase Rights") and Stock Appreciation Rights ("SARs"). Options, Purchase Rights and SARs are collectively referred to as "Rights."

ADMINISTRATION

     The Plan is administered by the Board of Directors of the Company or, in the Board's discretion, by a committee appointed by the Board which must consist of at least two directors of the Company (the "Administrator"). The Administrator has sole discretion and authority, consistent with the provisions of the Plan, to select the Eligible Persons to whom Rights will be granted under the Plan, the number of shares which will be covered by each Right and the form and terms of agreements to be used to represent the Rights.

PURPOSE

     The purpose of the Plan is to promote the interests of the Company and its stockholders by increasing the proprietary and vested interests of employees, consultants, officers and directors of the Company ("Eligible Persons"). As of the date of this Proxy Statement, approximately thirty-four persons were Eligible Persons under the Plan.

TERM OF PLAN

     The Plan will terminate on December 31, 2001, unless the Plan is extended or terminated at an earlier date, consistent with the provisions of the Plan, or is terminated by exhaustion of the shares of Common Stock available for issuance thereunder.

SHARES SUBJECT TO PLAN

     The maximum number of shares of the Company's common stock (the "Common Stock") authorized for issuance under the Plan is 1,800,000 shares, subject to adjustment in the event of a stock exchange, reorganization, recapitalization, stock split, stock dividend or other capital change or adjustment. As of May 31, 1998, options to purchase an aggregate of 965,165 shares, with an aggregate market value of $6,876,800, were outstanding under the Plan.

OPTIONS

     Options granted under the Plan may be either "incentive stock options"
(ISOs) under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "non-statutory options" (NSOs). The Administrator is empowered to determine the type of Options to be granted under the Plan and the exercise price of the Options, but the exercise price of ISOs must be equal to or greater than the fair market value of a share of Common Stock on the date the Option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock) and NSOs must have an exercise price equal to at least 85% of the fair market value of a share of Common Stock on the date the Option is granted. ISOs may only be granted to employees and directors of the Company, or of any subsidiary or parent corporation. The aggregate fair market value (determined as of the grant date) for which an employee may be granted ISO's that first become exercisable during any calendar year may not exceed $100,000. Options granted under the Plan may, in the discretion of the Administrator, become exercisable in installments, however, upon any merger, acquisition or other reorganization in which the Company is not the surviving corporation, or upon a change in control of the Company, all Options will be fully exercisable. All Options which have not previously been exercised or terminated will expire on the tenth anniversary of the date of grant.

     Options terminate on the ninetieth day following the termination of the employment or position of the optionee with the Company. If the optionee dies, becomes disabled or retires during the term of the Option, the Option may be exercised following such date by the optionee or by the optionee's estate or by a person who acquired the right to exercise the Option by reason of the death or disability of the optionee for a period of one year. However, a person who retires from the Company may exercise an ISO only during the three-month period following the date of retirement or termination of employment. An Option will be exercisable following termination of employment or services only to the extent it was exercisable on the date of such termination, but no Option may be exercised after the expiration of its term.

     Unless otherwise consented to by the Administrator, Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the optionee, only by the optionee or by the optionee's guardian or legal representative.

     Payment of the exercise price may be made in cash, or, at the discretion of the Administrator, in shares of Common Stock already owned by the optionee valued at their fair market value on the date of exercise, or by way of a promissory note from the optionee. The Plan also provides that as a condition of delivery of shares purchased under the Plan, the Company may require the optionee to deposit with the Company an amount sufficient to satisfy any withholding tax requirements relating to the delivery of the shares. Under certain conditions, including the consent of the Administrator, the optionee may elect to satisfy his or her withholding obligations with a portion of the shares otherwise deliverable by the Company.

PURCHASE RIGHTS

     Rights to purchase shares of Common Stock to be offered for direct sale under the Plan must be at a purchase price equal to not less than 85% of the fair market value of the shares on the day preceding the date of grant. Purchase Rights are generally exercisable for period of thirty days following the date of grant. Shares purchased upon exercise of a Purchase Right may be paid for, in the discretion of the Administrator, by cash or cash equivalent, by delivery of a promissory note, or by transfer to the Company of shares of the Company's Common Stock which have been held by the Purchase Right holder for a period of at least six calendar months preceding the date of surrender and which have a fair market value equal to the purchase price at the time of the transfer. The agreements relating to Purchase Rights may contain such other provisions as the Administrator may from time to time determine to be appropriate, including "vesting" provisions granting the Company the right to repurchase the shares subject to a Purchase Right at the initial exercise price upon the termination of the employment or position of the holder of such shares prior to the vesting date or dates provided in the agreement. Generally, the provisions applicable to Options regarding transfer and exercise upon termination, death, disability or retirement will also apply to Purchase Rights. To date, no Purchase Rights have been granted pursuant to the Plan.

STOCK APPRECIATION RIGHTS

     SARs allow their holders to benefit from the appreciation in the value of the shares of Common Stock subject to the SARs, without the necessity of the investment of any funds by the holders. Under the Plan, the Administrator may grant SARs in combination with Options or on a stand-alone basis. SARs granted with respect to an Option (the "Related SAR Option") will grant to the holder the right to elect to receive on exercise of the SAR, either in cash or in whole shares of Common Stock, an amount equal to the difference between the fair market value of the shares subject to the Related SAR Option and the exercise price per share of the Related SAR Option. SARs granted without reference to a Related SAR Option will grant to the holder the right to elect to receive, either in cash or in whole shares of Common Stock, an amount equal to the difference between the fair market value of the shares subject to the SAR on the date the SAR is exercised and on the close of business on the date of grant of the SAR.

     SARs granted in tandem with a Related SAR Option are exercisable only to the extent and under the same terms and conditions as the Related SAR Option. If a SAR is exercised, the Related SAR Option will be modified to cancel the number of shares with respect to which the SAR was exercised. Upon the exercise or termination of the Related SAR Option, the SAR granted in connection with the Related SAR Option will terminate to the extent of the number of shares as to which the Related SAR Option was exercised or terminated. SARs granted other than in tandem with a Related SAR Option will contain exercise terms substantially similar to those contained in Options.

     All SARs are exercisable for (i) Common Stock (a "Stock Election"); (ii) an amount payable in cash or cash equivalents; or (iii) any combination of the foregoing (any exercise which includes a cash element is referred to herein as a "Cash Election"). Notwithstanding the foregoing, the Administrator may, in its discretion, place a limit on the amount payable upon exercise of a SAR agreement granting the SAR.

     Generally, the provisions applicable to Options regarding transfer and exercise upon termination, death, disability or retirement will also apply to SARs. To date, no SARs have been granted pursuant to the Plan.

AMENDMENT AND TERMINATION

     Subject to legal and regulatory requirements that may be in effect from time to time, the Board of Directors may, at any time, amend or terminate the Plan without approval of the Company's stockholders, provided that no such amendment or termination may impair any Rights previously granted to a Participant under the Plan without such Participant's consent.

FEDERAL TAX CONSEQUENCES

     The federal income tax consequences to the Company and to any person granted an Option under the Plan under the applicable provisions of the Code and the regulations thereunder are substantially as follows:

  NSOs

     No income will be recognized by an optionee upon the grant of an NSO. On the exercise of an NSO, the optionee will generally have ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding. Upon a later sale of such shares, the optionee will have capital gain or loss in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of an NSO.

  ISOs

     No income will be recognized by an optionee upon the grant of an ISO. Also, the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time as if the option were an NSO) and no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option. If the acquired shares are sold or exchanged after the later of
(a) one year from the date of exercise of the options and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will have ordinary income in the year of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the Option exercise or the sale of the stock and the optionee will have capital gain or loss in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee if the optionee fails to satisfy the ISO holding period requirements.

     The foregoing is only a summary of the effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of Options under the Plan, such summary does not purport to be complete and references should be made to the applicable provisions of the Code.

  Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993, provides that a publicly held corporation cannot deduct compensation of a covered employee (the CEO and the four other most highly compensated employees for the taxable year whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934, as amended) to the extent the compensation exceeds $1 million per tax year. There is a statutory exception to this limitation for compensation based on the attainment of performance goals. Income derived from stock options will qualify for this exception and thus be treated as performance-based compensation if granted in accordance with the requirements set forth in Section 162(m). The Plan complies with those requirements. However, because the Plan is being amended to increase the number of shares of Common Stock reserved for issuance under the Plan, the Company is again required to obtain stockholder approval for the amended plan in order for the options to continue to qualify as performance-based compensation under Section 162(m).

  Benefits

     As of May 31, 1998, options for 965,165 shares of the Common Stock of the Company were outstanding. Mr. Talla, Chief Executive Officer and a director, holds options for 30,000 shares; Mr. Gibbons, President, Chief Operating Officer and a director, holds options for 255,000 shares (as discussed under "Executive Compensation" Mr. Gibbons was granted two prior options, each for 225,000 shares, which were cancelled); Ms. Pattee Francini, Executive Vice President, Secretary and a director, holds options for 60,000 shares; Mr. Spino, Vice President of Development, holds options for 60,000 shares; Mr. Swain, Vice President of Operations, holds options for 70,000 shares; Mr. O'Brien, Chief Financial Officer and Assistant Secretary, holds options for 90,000 shares; all executive officers as a group hold options for 565,000 shares; twenty six key employees who are not executive officers hold options for an aggregate of 373,165 shares; and two independent consultants as a group hold options for 27,000 shares.

     The Company cannot currently determine the number of shares subject to Options that may be granted in the future. The actual benefits, if any, to the holders of Options issued under the Plan are not determinable prior to exercise because the value, if any, of Options is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of the Option.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 2 at the meeting will be required to approve the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names of the directors and executive officers of the Company, as well as their respective ages as of May 31, 1998, and positions with the Company, are as follows:

           NAME              AGE                         POSITION
           ----              ---                         --------
D. Michael Talla...........  51     Chairman of the Board and Chief Executive Officer
Rex A. Licklider...........  55     Vice Chairman of the Board
John M. Gibbons............  49     President, Chief Operating Officer and Director
Nanette Pattee Francini....  49     Executive Vice President, Secretary and Director
Mark S. Spino..............  43     Vice President of Development
Philip J. Swain............  40     Vice President of Operations
Timothy M. O'Brien.........  46     Chief Financial Officer and Assistant Secretary
Brian J. Collins...........  37     Director
Andrew L. Turner...........  51     Director
Dennison T. Veru...........  37     Director

     D. MICHAEL TALLA co-founded the Company in 1977, has served as Chief Executive Officer since that time and has served as Chairman of the Board of Directors since February 1994. Mr. Talla has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 20 Clubs in the United States, including all Clubs developed by the Company. Mr. Talla holds a Bachelor of Arts Degree in Business Administration from the University of Arizona.

     REX A. LICKLIDER joined the Company as an unpaid consultant in 1991, has served as a director of the Company since February 1994 and was named Vice Chairman of the Board in May 1994. Effective August 1, 1996, Mr. Licklider entered into a consulting agreement with the Company pursuant to which he advises the Company with respect to strategic and financial matters. Prior to his involvement with the Company, Mr. Licklider founded Com Systems, Inc., a publicly traded long-distance telecommunications company and served in various capacities as Chairman, President and Chief Executive Officer from 1975 until April 1992.

Mr. Licklider is a founder and director of Pentium Investments, Inc. and a director of Deckers Outdoor Corporation. He also serves on the Board of Directors of The Children's Bureau of Southern California, Los Angeles Youth Programs, Inc. and Marymount High School in Los Angeles, CA. Mr. Licklider holds a Bachelor of Arts Degree in Business Administration from the University of Arizona and a Masters in Business Administration from the University of California at Los Angeles.

     JOHN M. GIBBONS was hired by the Company to serve as Chief Financial Officer in May 1994 and became Executive Vice President in February 1995 and President and Chief Operating Officer on July 1, 1995. Mr. Gibbons was elected to the Board of Directors effective August 14, 1995. From September 1993 until May 1994, Mr. Gibbons was a self-employed financial and business consultant whose clients included the Company. From February 1990 until September 1993, Mr. Gibbons was employed as a Vice President by Com Systems, Inc., a publicly traded long-distance telecommunications company located in Westlake Village, California, serving as General Manager and Senior Vice President from December 1992 to September 1993, and as Chief Financial Officer from August 1991 through December 1992. Mr. Gibbons has a Bachelors of Business Administration from Notre Dame and a Masters of Business Administration from the University of Southern California, and is a Certified Public Accountant.

     NANETTE PATTEE FRANCINI co-founded the Company in 1977 and has been principally responsible for overseeing all marketing activities since 1978. Ms. Pattee Francini has served as a director since February 1994 and was appointed Executive Vice President and Secretary in May 1994. Ms. Pattee Francini has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 20 Clubs, including all Clubs developed by the Company. Ms. Pattee Francini holds a Bachelor of Arts Degree from the University of Arizona.

     MARK S. SPINO has served the Company as Director of Development since 1980 and was appointed Vice President in 1984. Mr. Spino has been in the sports and fitness industry for more than 15 years and has developed or participated in the development of more than 15 Clubs in the United States, including many of the Clubs developed by the Company. From July 1979 to June 1980, Mr. Spino was Assistant Manager, and later Manager, of the Mid-Valley Athletic Club in Reseda, California. Mr. Spino holds Bachelor of Arts and Master of Arts Degrees in Physical Education from the University of Southern California.

     PHILIP J. SWAIN has been employed by the Company since 1982 and has served as Vice President of Operations since 1988. Mr. Swain served as Regional General Manager from 1986 until 1988. Mr. Swain has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 15 Clubs in the United States, including many of the Clubs developed by the Company. From December 1979 to November 1982, Mr. Swain was the Director of Marketing and Membership at the Mid-Valley Athletic Club in Reseda, California. From February 1975 to December 1979, Mr. Swain was employed by Health & Tennis Corporation of America, managing different facilities in Detroit and Los Angeles.

     TIMOTHY M. O'BRIEN has been employed as Chief Financial Officer by the Company since February 1995. In June 1995, he was appointed Assistant Secretary. From July 1993 until February 1995, Mr. O'Brien was employed as Vice President/Controller of WCT Communications, Inc., a publicly traded long-distance telecommunications company located in Santa Barbara, California. From May 1989 until July 1993, Mr. O'Brien was Controller for Com Systems, Inc., a publicly traded long-distance telecommunications company located in Westlake Village, California. Mr. O'Brien has a Bachelor of Business Administration degree from the University of Wisconsin-Madison and is a Certified Public Accountant.

     BRIAN J. COLLINS has been Vice President and Chief Financial Officer of Millennium Partners Management LLC and its predecessor company, affiliates of Millennium Entertainment Partners L.P., a real estate developer of mixed use urban entertainment projects, since December 1996. Since June 1, 1997, he has been a principal of Millennium Partners Management LLC. From March 1993 to November 1996, Mr. Collins was Senior Vice President at Carol Management Corp., an owner and operator of real estate and hotel properties, and from June 1992 to February 1993, he was President of BJC Realty Inc., a real estate consulting firm. Mr. Collins holds a Bachelor of Arts Degree from Colgate University and a Masters of Science from New York University Graduate School of Business.

     ANDREW L. TURNER has been a director of the Company since September 1994 and has been Chairman of the Board of Directors, President and Chief Executive Officer of Sun Healthcare Group, Inc., a publicly traded long-term health care services provider since its formation in 1989. Mr. Turner was also founder and previously served as Chief Operating Officer of Horizon Healthcare Corporation, a publicly traded health care services provider, from 1986 to 1989. Prior to 1986, Mr. Turner served as a Senior Vice President of Operations of The Hillhaven Corporation. Mr. Turner is also a director of Watson Pharmeceuticals, Inc., a publicly traded pharmaceutical manufacturing company.

     DENNISON T. VERU has been President of Awad & Associates, a money management division of Raymond James Financial, since November 1992. From February 1990 to November 1992, he served as Executive Vice President, Investments, of Smith Barney, Inc., specializing in small and medium capitalization stocks. Prior to that, Mr. Veru was Vice President of Broad Street Investment Management and an Assistant Vice President at Drexel Burnham Lambert. Mr. Veru serves as a director for Lois USA, Inc. a publicly held company. Mr. Veru is a graduate of Franklin and Marshall College.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company to the Chief Executive Officer and to the five other most highly compensated executive officers for the years ended December 31, 1995, 1996 and 1997, for services rendered. Current salaries of the Company's executives are described below under "Employment Agreements."

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                              ANNUAL COMPENSATION      SECURITIES
                                              --------------------     UNDERLYING      ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY(1)     BONUS       OPTIONS       COMPENSATION
    ---------------------------       ----    ---------    -------    ------------    ------------
D. Michael Talla....................  1997    $239,250(2)       --           --          $3,135(3)
  Chairman of the Board and           1996     218,000(2)       --           --              --
  Chief Executive Officer             1995     205,250(2)       --           --              --

Nanette Pattee Francini.............  1997     145,100     $10,000       15,000              --
  Executive Vice President,           1996     124,175          --       15,000              --
  Secretary and Director              1995     122,200          --           --              --

John M. Gibbons.....................  1997     245,883(4)   25,000           --           2,637(3)
  President, Chief Operating          1996     232,800(4)   25,000      225,000(5)        2,256(3)
  Officer and Director                1995     218,933(4)       --      450,000(5)           --

Mark S. Spino.......................  1997     134,125      10,000       15,000
  Vice President                      1996     116,795          --       15,000              --
  of Development                      1995     111,855          --           --              --

Philip J. Swain.....................  1997     146,031      15,000       15,000             908(3)
  Vice President                      1996     131,375          --       25,000              --
  of Operations                       1995     127,000          --           --              --

Timothy M. O'Brien..................  1997     137,667      10,000       15,000           2,807(3)
  Chief Financial Officer             1996     122,175       5,000       20,000           1,791(3)
  and Assistant Secretary             1995     100,087          --       25,000              --

---------------
(1) Includes automobile allowance.

(2) Mr. Talla also receives, on an annual basis, 49.9% of the first $300,000 of The Sports Club/LA's net cash flow. This amount is not included in Mr. Talla's compensation. See "Certain Relationships."

(3) Represents contribution of the Company's Common Stock pursuant to the Company's 401-K Profit Sharing Plan, valued based upon the market price for the Common Stock as of the date of contribution.

(4) Includes an allowance for living expenses paid to Mr. Gibbons under the terms of his employment agreement.

(5) Options to purchase 225,000 shares at the exercise price of $9.00 per share issued on February 27, 1995, were canceled in connection with the issuance on July 5, 1995 of options to purchase 225,000 shares at the exercise price of $5.00 per share. Effective April 24, 1996, the Compensation Committee of the Board of Directors lowered the exercise price to $3.00 per share. Pursuant to the rules of the Securities and Exchange Commission, the cancellation and regrant of the option, and the repricing of the option, are each deemed to constitute a separate award.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES

     The following table provides information concerning stock options granted by the Company to the Named Executive Officers during the year ended December 31, 1997.

                 OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1997

                                                  PERCENT OF                            POTENTIAL REALIZABLE
                                                    TOTAL                                 VALUE AT ASSUMED
                                     NUMBER OF     OPTIONS                              ANNUAL RATES OF STOCK
                                     SECURITIES   GRANTED TO                           PRICE APPRECIATION FOR
                                     UNDERLYING   EMPLOYEES    EXERCISE                    OPTION TERM(2)
                                      OPTIONS     IN FISCAL    OR BASE    EXPIRATION   -----------------------
               NAME                  GRANTED(1)      YEAR       PRICE        DATE          5%          10%
               ----                  ----------   ----------   --------   ----------   ----------   ----------
Nanette Pattee Francini............    15,000       9.68%       $4.375    3/20/2007     $106,896     $170,214
Mark S. Spino......................    15,000       9.68%        4.375    3/20/2007      106,896      170,214
Philip J. Swain....................    15,000       9.68%        4.375    3/20/2007      106,896      170,214
Timothy M. O'Brien.................    15,000       9.68%        4.375    3/20/2007      106,896      170,214

---------------
(1) All of such options are governed by the Company's 1994 Stock Incentive Plan.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual rates of stock appreciation prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionee is possible without an increase in the price of the Company's stock following the date of grant which benefits all stockholders generally.

     The following table provides information with respect to unexercised stock options as of December 31, 1997. None of the Named Executive Officers exercised stock options during the last fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN THE
                                                     OPTIONS AT FY-END           MONEY OPTIONS AT FY-END
                     NAME                       EXERCISABLE/UNEXERCISABLE(1)   EXERCISABLE/UNEXERCISABLE(2)
                     ----                       ----------------------------   ----------------------------
John M. Gibbons...............................              225,000/0                    $1,406,250/$0
Nanette Pattee Francini.......................           5,000/25,000                 $32,813/$138,750
Mark S. Spino.................................           5,000/25,000                 $32,813/$138,750
Philip J. Swain...............................           8,334/31,666                 $54,692/$182,496
Timothy M. O'Brien............................          23,334/36,666                $110,316/$193,747

---------------
(1) All such options are governed by the Company's 1994 Stock Incentive Plan.

(2) An in-the-money option is an option which has an exercise price for the Common Stock which is lower than the fair market value of the Common Stock on a specified date. The fair market value of the Common Stock on December 31, 1997, was $9.25, which was the closing price per share on the American Stock Exchange on such date.

     The following table provides information with respect to stock options which have been repriced for any executive officer since the Company's initial public offering, in October 1994.

                         TEN-YEAR OPTION/SAR REPRICING

                                                                                                   LENGTH OF
                                       NUMBER OF                                                    ORIGINAL
                                      SECURITIES                                                  OPTION TERM
                                      UNDERLYING    MARKET PRICE OF   EXERCISE PRICE              REMAINING AT
                                        OPTIONS      STOCK AT TIME      AT TIME OF       NEW        DATE OF
                                      REPRICED OR   OF REPRICING OR    REPRICING OR    EXERCISE   REPRICING OR
           NAME               DATE      AMENDED        AMENDMENT        AMENDMENT       PRICE      AMENDMENT
           ----              -------  -----------   ---------------   --------------   --------   ------------
John M. Gibbons............   7/5/95  225,000(1)         $5.00            $9.00         $5.00      9.67 years
  President and Chief
  Operating Officer
John M. Gibbons............  4/24/96  225,000(1)         $3.00            $5.00         $3.00      8.13 years
  President and Chief
  Operating Officer

---------------
(1) Options to purchase 225,000 shares at an exercise price of $9.00 issued on February 27, 1995, were canceled in connection with the issuance on July 5, 1995, of options to purchase 225,000 shares at the exercise price of $5.00 per share. Effective April 24, 1996, the exercise price was lowered to $3.00 per share. (See "Employment Agreements").

EMPLOYMENT AGREEMENTS

     Effective August 10, 1994, the Company entered into Employment Agreements with D. Michael Talla, as Chief Executive Officer, and Nanette Pattee Francini, as Executive Vice President, each of which expire on December 31, 2000. Certain terms of Mr. Talla's employment agreement were amended by the Board of Directors as of February 27, 1995. The Agreements provide for annual compensation of $200,000 payable to Mr. Talla, and $115,000 payable to Ms. Pattee Francini, subject to upward adjustment at the discretion of the Board of Directors. In 1997, the Compensation Committee of the Board of Directors increased Mr. Talla's and Ms. Pattee Francini's annual salaries to $225,000 and $147,000, respectively. The Company may terminate either Employment Agreement without penalty for cause.

     The employment agreements with Mr. Talla and Ms. Pattee Francini entitle each employee to annual performance bonuses in the discretion of the Board of Directors, to be paid within 120 days for Mr. Talla and 150 days for Ms. Pattee Francini following the end of each fiscal year. The employment agreements also include severance provisions which entitle each executive officer to severance pay if his or her employment is terminated by the Company without cause; if the employee dies or is disabled; or if the employee terminates the agreement as a result of a material breach by the Company of its obligations thereunder (up to six months' pay for Ms. Pattee Francini and up to twelve months' pay for Mr. Talla). In addition, the employment agreements provide Mr. Talla and Ms. Pattee Francini with additional severance benefits upon termination of employment following the approval by the stockholders of the Company of a plan of liquidation or dissolution of the Company or following the occurrence of any one of the following events without the approval of a majority of the Board of
Directors: (i) the consolidation or merger of the Company with any other corporation or other entity; (ii) the sale or other transfer of all or substantially all of the assets of the Company; (iii) any person becomes the beneficial owner directly or indirectly of 25% or more of the Company's outstanding Common Stock; or (iv) a change occurs in the composition of a majority of the Board of Directors of the Company (unless approved by two-thirds of the Board of Directors of the Company). If at any time within two years after the occurrence of any one of the foregoing events Mr. Talla's or Ms. Pattee Francini's employment is terminated (other than for incapacity or death), or Mr. Talla or Ms. Pattee Francini elects to terminate his or her employment for "good reason" (as that term is defined in the agreements), he or she is entitled to receive severance compensation equal to the lesser of: (i) the maximum amount which does not constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended; or (ii) an amount equal to three times the aggregate of (A) his or her base annual salary then in effect, (B) the car allowance, Club memberships and dues, and insurance benefits paid for the employee during the one-year period immediately prior to termination, and (C) bonuses accrued but unpaid through the date of termination of employment. Under the agreements, "good reason" includes the assignment of any duties inconsistent with the employee's position or any other action which diminishes the employee's position, authority or duties, which determination shall be made in good faith by the employee. If the employment of Mr. Talla or Ms. Pattee Francini were terminated within such period as a result of the occurrence of any of the foregoing events (assuming that neither would be entitled to any performance bonus), the aggregate approximate amounts payable to Mr. Talla and Ms. Pattee Francini would be $754,000 and $477,000, respectively.

     Effective as of July 1, 1995, the Company entered into an employment agreement with John M. Gibbons, which expires June 30, 1998. The employment agreement provides for annual base compensation of $200,000, subject to annual review and upward adjustment at the discretion of the Board of Directors. On May 27, 1997, the Compensation Committee of the Board of Directors increased Mr. Gibbons annual base salary to $210,000. On June 1, 1998, the Compensation Committee increased Mr. Gibbons annual base salary to $250,000. In addition to his base salary, Mr. Gibbons is entitled to participate in any management bonus program the Board of Directors may implement from time to time. The employment agreement also includes a severance provision which entitles Mr. Gibbons to receive payments equal to his base compensation until the earlier of 12 months following the date of his termination date or the expiration of the term of the agreement, if his employment is terminated prior to the expiration date other than for cause or by Mr. Gibbons himself. Mr. Gibbons is also paid $44,500 for living expenses each year payable in equal semi-monthly installments. Pursuant to the terms of the employment agreement, the Compensation Committee of the Board of Directors, effective July 1, 1995, granted Mr. Gibbons an option to purchase 225,000 shares of the Company's Common Stock at an exercise price of $5.00 per share ("Option Shares"). One-third of the Option Shares became immediately vested upon the grant with the remaining two-thirds vesting in 24 equal monthly installments commencing October 21, 1995. Concurrent with the grant of these options to purchase shares of Common Stock, options for the purchase of 225,000 shares of Common Stock which were granted to Mr. Gibbons on February 27, 1995 at a price of $9.00 per share were canceled.

     Effective April 24, 1996, the Compensation Committee of the Board of Directors amended the employment agreement with Mr. Gibbons to lower the exercise price of the Option Shares to $3.00 per share, the fair market price of a share of the Company's Common Stock, as evidenced by the closing price on the American Stock Exchange on April 24, 1996. In exchange, Mr. Gibbons agreed to waive 50% of the $100,000 bonus that was to be paid to him in 1996 pursuant to the terms of his employment agreement. In addition, payment of 50% of the remaining bonus was deferred until the third quarter of 1997.

     The Company does not have written employment agreements with Messrs. Spino, Swain, and O'Brien who currently receive annual base salaries of $130,000, $140,000, and $134,200 respectively.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Introduction

     The Company's Compensation Committee (the "Committee") is comprised of non-employee members of the Company's Board of Directors. Currently, Messrs. Turner, Veru and Collins serve on the Committee. The Committee reviews and approves each of the elements of the executive compensation program of the Company and assesses both the competitiveness and effectiveness of the program. In addition, the Committee administers the 1994 Stock Incentive Plan.

  Compensation Philosophy

     The Company's overall executive compensation philosophy seeks to achieve the following three goals:

     - To reward the achievement of the Company's strategic goals and the creation of stockholder value.

     - To maintain a close relationship between compensation and shareholder value.

     - To secure, develop, motivate and retain a high quality management team.

     This philosophy is used not only in determining executive compensation, but is also evident in the Company's overall salary structure.

     The Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The Company currently intends to maintain compensation amounts and plans which will meet the requirements of deductibility in that no executive will exceed the million dollar threshold of Section 162(m) of the Internal Revenue Code.

  Elements of the Executive Compensation Program

     Base Salaries. Base salary levels for all executive officers are reviewed annually. As part of this review, the Committee takes into account the compensation packages offered by other companies. The Committee also gives consideration to the experience, responsibilities, management and leadership abilities of its executive officers and their actual performance on behalf of the Company, as well as compensation policies prevailing generally within the industry and within the Peer Group described under "Stockholder Return Performance Presentation."

     Incentive Compensation. The Committee also supplements base compensation through discretionary performance-based bonuses. In February 1996, the Committee adopted a program under which bonuses are to be calculated as a percentage of base salary as determined by the percentage of earnings improvement over the prior year ("Bonus Plan"). For a bonus to be awarded under the Bonus Plan, operational earnings for each year must be increased by at least 7% over those achieved in the prior year. In May 1997, the Committee approved the continuation of the Bonus Plan. In 1997, Nanette Pattee Francini, Mark Spino and Timothy O'Brien were each awarded a bonus of $10,000, and Mr. Swain received a bonus of $15,000 pursuant to the Bonus Plan. All such bonuses were based on the Company's improved earnings in 1996. In 1998, Ms. Pattee Francini and Messrs. Spino, O'Brien and Swain each received bonuses of $35,000. All such bonuses were based on the Company's improved earnings in 1997. On April 14, 1998, the Committee awarded bonuses to Mr. Talla and Mr. Gibbons of $45,000 and $42,000, respectfully. These bonuses were calculated at 20% of their base salaries and reflected an earnings increase of more than 16% in 1997 over earnings achieved in 1996. The Committee retains discretionary authority to award additional bonuses based on individual performance.

     Stock Options. The Committee believes that long-term incentive compensation in the form of stock options motivates officers and key employees to improve the long-term performance of the Common Stock on the market and thus directly increase shareholder value. Stock options may also be used to attract new executives. The Company's 1994 Stock Incentive Plan provides a means by which executive officers and other key employees can build an investment in the Company which will align such employee's economic interests with the interests of the stockholders. Such options are granted at the prevailing market price of the Common Stock and only have value if the stock price increases following the date of grant. Generally, stock options vest over a period of time from date of grant, and the optionee must be associated with the Company at the time of vesting in order to exercise the option. In addition to providing performance incentives to employees, stock options provide the Company with a form of non-cash compensation which allow it to provide benefits to employees without making cash expenditures. Accordingly, the Committee views the grant of options as an effective component of its over-all executive compensation program.

     In determining an option grant the Committee also takes into account the outstanding options held by each individual executive officer and the projected value of the options based on historical and assumed appreciation rates for the Company's Common Stock.

     Compensation of Chief Executive Officer. The Committee is responsible for recommending the compensation to be awarded to the Chief Executive Officer and bases such recommendation upon the same factors as those employed by the Committee for other executive officers. In determining Mr. Talla's salary the Committee focuses on the achievement of the Company's earnings and growth goals.

     Mr. Talla received a base salary of $225,000 in 1997 in accordance with the terms of his employment agreement with the Company. No bonus or stock options were awarded during the last fiscal year. In April

1998, Mr. Talla received a bonus of $45,000 and was awarded options for the purchase of 30,000 shares of Common Stock at a price of $8.25 per share, which amount equalled 110% of the fair market value of the Common Stock on the date of grant. The Committee may in the future establish additional specific quantitative and/or qualitative goals, the accomplishment of which will be considered in fixing Mr. Talla's compensation, In addition, the Committee will take into account amounts received by Mr. Talla in respect of his interest in The Sports Club/LA's net cash flow (See "Certain Relationships").

                                          Compensation Committee

                                          Andrew L. Turner
                                          Dennison T. Veru
                                          Brian J. Collins

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The executive compensation for the Company is administered by the Compensation Committee of the Board, whose members are currently Messrs. Turner, Veru and Collins. None of these individuals has ever been an officer or employee of the Company.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The chart below sets forth line graphs comparing the performance of the Company's Common Stock against the American Stock Exchange (the "AMEX") market index and a peer group of eight peer companies consisting of Callaway Golf Company, Carnival Corp, Ben & Jerry's Homemade, Inc., Bally Total Fitness Holding Corporation, Cedar Fair LP, Family Golf Centers Inc., National Golf Properties, Inc., and U.S. Physical Therapy, Inc. (collectively, the "Peer Group"). The Company believes the Peer Group is an accurate representation of entities engaged in the sports and fitness business. The graph compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return for all AMEX listed companies and the Peer Group for the period since the date of the Company's initial public offering (October 13, 1994). These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                 COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN
  AMONG THE SPORTS CLUB COMPANY, INC., A PEER GROUP AND THE AMEX MARKET VALUE
                                     INDEX

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)            SPORTS CLUB         PEER GROUP             AMEX
OCT-94                                     100                 100                 100
DEC-94                                      75                  94                  95
MAR-95                                      71                  99                 101
JUN-95                                      57                 101                 109
SEP-95                                      58                 105                 119
DEC-95                                      35                 115                 119
MAR-96                                      36                 131                 125
JUN-96                                      30                 141                 126
SEP-96                                      30                 150                 125
DEC-96                                      32                 153                 127
MAR-97                                      51                 165                 127
JUN-97                                      60                 188                 139
SEP-97                                      95                 207                 157
DEC-97                                     103                 237                 154
MAR-98                                     103                 290                 168

---------------

(1) The lines represent index levels derived from closing stock prices.

(2) If the last day of the period was not a trading day, the preceding trading day was used.

(3) The index level for all series was set to 100.00 on October 13, 1994.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information, as of May 31, 1998, regarding the beneficial ownership of the Company's Common Stock, by (i) each person known by the Company to be the beneficial owner of more than five percent of its Common Stock; (ii) each director; (iii) each executive officer listed in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the following stockholders has sole voting and investment power with respect to the shares beneficially owned, except to the extent that such authority is shared by spouses under applicable law.

                                                        NUMBER OF        PERCENT
                                                          SHARES           OF
                                                       BENEFICIALLY    OUTSTANDING
                 BENEFICIAL OWNER(1)                      OWNED         SHARES(9)
                 -------------------                   ------------    -----------
D. Michael Talla(2)(3)...............................   4,640,342         22.4%
The Licklider Living Trust dated May 2, 1986.........   1,291,562          6.3
Mona Talla(2)(3).....................................   4,640,342         22.4
Nanette Pattee Francini(2)(3)........................   4,640,342         22.4
Mark S. Spino(2)(3)..................................   4,640,342         22.4
Philip J. Swain(2)(3)................................   4,640,342         22.4
The Jared R. Talla Irrevocable Trust dated January 4,
  1993(2)(3).........................................   4,640,342         22.4
The Brett M. Talla Irrevocable Trust dated January 4,
  1993(2)(3).........................................   4,640,342         22.4
John M. Gibbons(4)...................................     271,034          1.3
Dennison T. Veru.....................................      12,000          ***
Timothy M. O'Brien(5)................................      42,230          ***
Andrew L. Turner.....................................      64,000          ***
Brian J. Collins.....................................      13,001          ***
Millennium(6)........................................   3,929,863         19.0
Baron Capital Group, Inc.(7).........................   2,955,000         14.3
All directors and executive officers as a group (10
  persons)(8)........................................   6,334,169         30.2

---------------
*** Less than one percent.

(1) The address of each of the foregoing persons is 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025.

(2) Includes shares with respect to which the named beneficial owner shares voting power pursuant to a voting agreement which requires each party to vote their shares in the manner determined by a majority of all holders. The agreement is effective until October 20, 2004 or until terminated by persons holding 66 2/3% of the Common Stock held by all persons subject to the agreement. Mr. Talla, Mona Talla, The Jared R. Talla Irrevocable Trust dated January 4, 1993, The Brett M. Talla Irrevocable Trust dated January 4, 1993, Ms. Pattee Francini, Mr. Spino and Mr. Swain are record owners of 3,770,617; 30,953; 64,714; 64,714; 256,107; 227,969 and 173,164 shares of the Company's
    Common Stock, respectively. Mr. Talla (including members of his immediate family and trusts for their benefit) is the record owner of 3,930,998 shares. Includes 98 shares for Mr. Swain and 339 shares for Mr. Talla vested under the Company's 401-K Profit Sharing Plan.

(3) Includes 51,667 shares of Common Stock issuable within 60 days upon the exercise of options granted to Ms. Pattee Francini, Mr. Spino and Mr. Swain under the Company's 1994 Stock Incentive Plan. Ms. Pattee Francini and Mr. Spino each hold options exercisable for 15,000 shares and Mr. Swain holds options exercisable for 21,667 shares.

(4) Includes 40,500 shares owned by Mr. Gibbons, 5,000 shares owned by Mr. Gibbons' spouse and 225,000 shares of Common Stock issuable within 60 days upon the exercise of options granted under the

    Company's 1994 Stock Incentive Plan, and 534 shares vested under the Company's 401-K Profit Sharing Plan.

(5) Includes 41,667 shares of Common Stock issuable within 60 days upon the exercise of options granted under the Company's 1994 Stock Incentive Plan, 100 shares owned by Mr. O'Brien's son and 463 shares vested under the Company's 401-K Profit Sharing Plan.

(6) Includes 1,051,000 shares owned by Millennium Development Partners, L.P., 625,000 shares owned by Millennium Entertainment Partners L.P., and 2,253,863 shares owned by Millennium Partners LLC.

(7) Baron Capital Group, Inc. is a registered investment advisor located at 767 Fifth Avenue, New York, NY 10153.

(8) Includes 318,334 shares of Common Stock issuable within 60 days upon the exercise of options granted under the Company's 1994 Stock Incentive Plan and 1,434 shares vested under the Company's 401-K Profit Sharing Plan.

(9) All shares not currently outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for the purpose of computing the "Percent of Outstanding Shares" held by the holder thereof, but are not deemed to be outstanding for the purpose of computing the "Percent of Outstanding Shares" held by any other shareholder, pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based on the Company's review of copies of those reports and written representations which it has received, the Company believes that all such filings required to be made from January 1, 1997, through March 31, 1998, were made.

                             CERTAIN RELATIONSHIPS

     The Company possesses a 50.1% interest in the partnership which owns The Sports Club/LA; Mr. Talla beneficially owns the remaining 49.9% interest. The partnership agreement provides that, on an annual basis, the partners will share in the first $300,000 of The Sports Club/LA's net cash flow in proportion to their percentage interests. The next $35.0 million of net cash flow will be distributed to the Company. All distributions of net cash flow thereafter, if any, will be made to the partners in proportion to their percentage interests. In addition, the partnership agreement provides the Company with an option to purchase Mr. Talla's interest for an amount equal to the product of four times the amount of distributions received by Mr. Talla in the year immediately preceding the year in which the option is exercised.

     As of January 1, 1997, Mr. Talla was either the guarantor of, or the named debtor with respect to, approximately $245,000 in debts of the Company. The Company agreed with Mr. Talla to make all payments due with respect to all such debts, and to indemnify him with respect to all costs incurred in connection therewith. These debts have been reflected in the Company's financial statements. All such debts were paid in full during 1997.

     In April 1996, the Company extended a loan to Mr. Talla in the amount of $600,000, secured by 384,000 shares of the Company's Common Stock. The loan was due and payable on April 3, 1997 and bore interest at 6.8%. In 1997, The Company's Board of Directors approved the extension of the loan and accrued interest into a new note in the amount of $641,000 with interest at 5.9%, due on April 3, 1998, secured by a pledge of 300,000 shares of the Company's stock. Mr. Talla repaid this loan and accrued interest in September 1997.

     Effective August 1, 1996, Mr. Licklider entered into a consulting agreement with the Company pursuant to which Mr. Licklider receives $10,000 per month plus reimbursement for reasonable and necessary expenses.

The agreement has been extended through July 31, 1998. Under the terms of the agreement, Mr. Licklider advises the Company with respect to strategic and financial matters for a minimum of 60 hours of service per month outside the normal scope of his duties as a director. Effective with the commencement of the consulting agreement, Mr. Licklider resigned from the audit and compensation committees of the Board of Directors.

     Effective January 28, 1997, the Board of Directors approved the use of up to $3.0 million to repurchase shares of the Company's Common Stock. When the plan was terminated in February 1998, the Company had repurchased a total of 184,766 shares at prices per share ranging from a low of $3.50 on February 12, 1997, to a high of $6.675 on September 12, 1997, with a weighted-average price of $5.58 per share. On March 27, 1997, the Company purchased from Ms. Pattee Francini, Executive Vice President and Secretary, and Mr. Philip Swain, Vice President of Operations, 25,000 shares and 20,000 shares, respectively, at a price of $4.6875, representing the closing price of the Common Stock on the AMEX on March 25, 1997. On September 12, 1997, the Company purchased from D. Michael Talla, Chairman of the Board and Chief Executive Officer, 97,166 shares of Common Stock at a price of $6.675, representing the average of the closing price of the Common Stock on the AMEX for the 10 trading days immediately preceding, and ending on, September 12th. The proceeds of the purchase of Common Stock from Mr. Talla were used to repay the loan by the Company to Mr. Talla described above.

     Millennium Entertainment Partners, L.P., along with its affiliates (collectively "Millennium") is the owner of 3,929,863 shares of the outstanding Common Stock. Additionally, Millennium is a partner with the Company in the Reebok Sports Club/NY as well as the landlord of the building in which the Reebok Sports Club/NY is located. The Reebok-Sports Club/NY partnership pays rent to Millennium in the amount of $2.0 million per year, and the partnership agreement provides for a first priority annual distribution of $3.0 million to Millennium (adjusted to $2.1 million for calendar year 1997). In June 1997, Millennium and the Company entered into leases with respect to the development of two additional Sports Clubs in Washington, D.C. and San Francisco, California and are negotiating the terms of a lease for an additional Sports Club in Boston, Massachusetts.

     On June 11, 1997, the Company issued to Millennium 2,105,263 shares of Common Stock in exchange for $10.0 million consisting of $5.0 million in cash and certain interests of Millennium in the Reebok-Sports Club/NY partnership, including a 9.9% interest in the partnership and a $2.5 million promissory note issued by the partnership. The Company also granted to Millennium certain registration and preemptive rights. In addition, for so long as Millennium maintains at least a 12% interest in the equity securities of the Company, the Company and certain of its shareholders have agreed to cause a nominee of Millennium to be appointed or elected to the Board of Directors of the Company; Brian J. Collins, an officer of Millennium, is currently a member of the Company's Board of Directors as Millennium's nominee.

     On December 31, 1997, the Company sold an additional 625,000 shares of Common Stock to Millennium for $5.0 million, which the Company used to fund the cash portion of the acquisition of four Spectrum Clubs from Racquetball World. In addition, Millennium acquired properties underlying two of the Clubs for $10.0 million and is leasing these properties to the Company under a financing lease agreement which is reflected as a capital lease obligation in the Company's consolidated balance sheet. The lease has a term of twenty years, and provides for annual rent of $1.0 million for the first ten years and $1.2 million per year thereafter. At any time during the first three years of the lease the Company may purchase the leased property from Millennium for a purchase price (currently estimated to be approximately $10.2 million) equal to $10.0 million plus all costs incurred by Millennium in connection with the acquisition of such property, plus a 12% compound return on its total investment. Millennium has the right to require the Company to acquire its interest in the property at such price if (i) the Company receives private debt financing in excess of $95.0 million, (ii) the Company receives public equity financing in excess of $20.0 million, (iii) a default (as defined in the lease) occurs, or (iv) a major casualty occurs with respect to either property.

     In September 1997, the Company entered into a non-binding agreement to purchase undeveloped land from an unaffiliated third party in La Jolla, California, for approximately $6.4 million, on which the Company was evaluating the development of a Sports Club. To secure its right to purchase this property, the Company made a series of deposits aggregating $425,000 through January 12, 1998, $325,000 of which is non-
refundable. In March 1998, the Company entered into an agreement with Millennium pursuant to which Millennium agreed to pay the Company $425,000 in exchange for an option, exercisable at Millennium's sole discretion, to fund the purchase price and acquire the La Jolla site, subject to the right of the Company to reacquire the property as described below. No money was paid by Millennium to the Company, and this Agreement was terminated by the Company and Millennium on May 18, 1998.

     In March 1998, the Company entered into an agreement to acquire approximately 3.5 acres of undeveloped land from an unaffiliated third party in Houston, Texas, for approximately $3.1 million, on which the Company intends to develop a Sports Club. Millennium has agreed that, in the event the Company does not otherwise obtain satisfactory financing for the Houston development, Millennium will acquire and negotiate to develop the Club with the Company.

     The Company is considering development alternatives for the Houston property, including a sale/lease back or other financing or joint venture arrangements with Millennium or another party. The Company has the right, for a period of six months to reacquire the Houston property from Millennium at a purchase price equal to all costs incurred by Millennium in connection with the acquisition, development and ownership of such property, plus a 12% compound return on its total investment.

     RM Sports Club, Inc., a corporation owned and controlled by D. Michael Talla, Chairman and Chief Executive Officer of the Company, and Rex Licklider, Vice Chairman of the Company, entered into an agreement to purchase the Vertical Club in New York City and in connection therewith made a $1.0 million non-refundable deposit. In addition, RM Sports Club, Inc. entered into an agreement with the Company pursuant to which it agreed to transfer its rights under such agreement to the Company for a purchase price equal to $1.0 million. On April 15, 1998, the Company exercised its rights and acquired the Vertical Club.

     The Company has entered into agreements with its directors and officers providing for the indemnification of such directors and officers by the Company to the maximum extent permitted under Delaware law, in the event such persons are the subject of lawsuits or otherwise suffer losses as a result of their activities on behalf of the Company. These agreements include, among other things, indemnity for judgments and settlements in derivative actions, prompt payment of legal expenses in advance of indemnification and equitable contribution by the Company in certain instances in the event a director or officer is not entitled to full indemnification.

     The Company believes that each of the foregoing transactions has been on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All transactions between the Company and any of its directors or officers are subject to the approval of the disinterested directors.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     For the 1997 fiscal year, KPMG Peat Marwick LLP provided audit services which included examination of the Company's annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Board has approved a resolution retaining KPMG Peat Marwick LLP as its independent auditors for fiscal 1998. A representative of KPMG Peat Marwick LLP is expected to attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate questions.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present for action at the Company's 1999 Annual Meeting of Stockholders and which such stockholder wishes to have included in the Company's proxy materials for such meeting must comply with the provisions of Rule 14a-8 promulgated under the Exchange Act. Proposals must be received by the Secretary of the Company at its principal office (11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025) no later than March 2, 1999. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                                    GENERAL

     The Board of Directors knows of no matters other than those matters described above which are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting the proxies confer discretionary authority with respect to acting thereon. The proxies holders will vote the proxies thereon in accordance with their best judgment, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide stockholders an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

     Financial Statements for the fiscal year ended December 31, 1997, are not made a part of this Proxy Statement. However, financial statements are included in the annual report for the year ended December 31, 1997, enclosed with this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

     Each stockholder is urged to complete, date, sign and promptly return the enclosed proxy card.

     Any questions should be directed to the Company, care of Lois Barberio, Investor Relations, 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025, telephone (310) 479-5200.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ NANETTE PATTEE FRANCINI

                                          Nanette Pattee Francini
                                          Secretary

Los Angeles, California
June 30, 1998

                                                                      APPENDIX A

                         THE SPORTS CLUB COMPANY, INC.

                           1994 STOCK INCENTIVE PLAN
                     (AS AMENDED AND RESTATED JUNE 3, 1998)

                                   ARTICLE 1

                            GENERAL PURPOSE OF PLAN

     The name of this plan is The Sports Club Company, Inc. 1994 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable The Sports Club Company, Inc. (the "Company") and any Parent or any Subsidiary to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

                                   ARTICLE 2

                                  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     "Administrator" shall have the meaning as set forth in Article 3.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     "Committee" means a committee of at least two Directors appointed by the Board to administer the Plan.

     "Company" means The Sports Club Company, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

     "Date of Grant" means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant.

     "Director" means a member of the Board.

     "Disability" means permanent and total disability as defined by the Administrator.

     "Eligible Person" means an employee or officer or any consultant or Director of the Company, any Parent or any Subsidiary, other than the Administrator.

     "Fair Market Value" per share at any date shall mean (i) if the Stock is listed on an exchange or exchanges, or admitted for trading in the Nasdaq National Market ("National Market"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or on the National Market, as applicable, or if no sale was made on such day on such principal exchange or on the National Market, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or the National Market, as applicable; or (ii) if the Common Stock is not then traded on an exchange or on the National Market, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or (iii) if the Common Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Administrator.

     "Grantee" means an Eligible Participant who is granted a SAR pursuant to the Plan.

     "Incentive Stock Option" means a Stock Option intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     "Non-Statutory Option" means a Stock Option not intended to qualify as an Incentive Stock Option.

     "Offeree" means an Eligible Participant who is granted a Purchase Right pursuant to the Plan.

     "Optionee" means an Eligible Participant who is granted a Stock Option pursuant to the Plan.

     "Parent" means any present or future corporation which would be a "parent corporation" as that term is defined in Section 424 of the Code.

     "Participant" means any Eligible Person selected by the Administrator, pursuant to the Administrator's authority in Article 3, to receive grants of Rights.

     "Plan" means The Sports Club Company, Inc. 1994 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

     "Purchase Right" means the right to purchase Stock granted pursuant to
Article 8.

     "Rights" means Stock Options, Purchase Rights and SARs.

     "Retirement" means retirement from active employment with the Company or any Parent or Subsidiary as defined by the Administrator.

     "SAR" means a stock appreciation right granted alone or in tandem with a Stock Option pursuant to Article 7.

     "Special Terminating Event" with respect to a Participant shall mean the death, Disability or Retirement of that Participant.

     "Stock" means the Common Stock, par value $.01 per share, of the Company.

     "Stock Option" means any option to purchase shares of Stock granted pursuant to Article 6; and, with respect to SARs, also includes options to purchase shares of Stock granted pursuant to Other Plans.

     "Subsidiary" means any present or future corporation which would be a "subsidiary corporation" as that term is defined in Section 424 of the Code.

     "Ten Percent Shareholder" means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

                                   ARTICLE 3

                                 ADMINISTRATION

     SECTION 3.1  The Administrator.

     (a) Administrator. The Plan shall be administered by either (i) the Board; or (ii) the Committee (the group that administers the Plan is referred to as the "Administrator").

     (b) Powers in General. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan: (i) Stock Options; (ii) SARs; (iii) Purchase Rights; or (iv) any combination of the foregoing.

     (c) Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv) to determine, subject to the limitations set forth in the Plan, when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Participants to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to prescribe the terms and conditions of each Stock Option, including, without limitation, the exercise price and medium of payment, to determine whether the Stock Option is to be an Incentive Stock Option or a Non-Statutory Option and to specify the provisions of the Stock Option agreement relating to such Stock Option; (viii) to prescribe the terms and conditions of each SAR, including, without limitation, to determine whether such SAR is to be granted alone or in tandem with Stock Options during the term of the Related SAR Option and to specify the provisions of the SAR agreement relating to such SAR including, without limitation, vesting provisions; (ix) to prescribe the terms and conditions of each Purchase Right, including, without limitation, the purchase price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock purchase agreement relating to such sale;
(x) to amend any outstanding Rights for the purpose of modifying the purchase price, exercise price or Initial Valuations (as defined in Article 7), as the case may be, thereunder or otherwise, subject to applicable legal restrictions and to the consent of the other party to such agreement; (xi) to determine when a consultant's relationship with the Company is sufficient to constitute employment with the Company for purposes of the Plan; (xii) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; and (xiii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

     (d) Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

     (e) The Committee. The Board may, in its sole and absolute discretion, from time to time delegate any or all of its duties and authority with respect to the Plan to a Committee of not less than two Directors to be appointed by and to serve at the pleasure of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of two Directors, the unanimous vote of its members, whether present or not, or by the written consent of the majority of its members or, in the case of a Committee comprised of two Directors, the unanimous vote of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

                                   ARTICLE 4

                             STOCK SUBJECT TO PLAN

     SECTION 4.1  Stock Subject to the Plan.

     Subject to adjustment as provided in Article 10, the total number of shares of Stock reserved and available for issuance under the Plan shall be 1,800,000 shares. The total number of shares of Stock with respect to which SARs granted with relating to Related SAR Options may be granted shall be equal to 1,800,000 shares. Solely for purposes of determining the number of shares of Stock reserved and available for issuance under the Plan, each SAR granted without relation to a Stock Option shall be treated as a Stock Option. Shares reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     SECTION 4.2  Unexercised Rights.

     To the extent that any Rights expire or are otherwise terminated without being exercised, the shares underlying such Rights (and shares related thereto) shall again be available for issuance in connection with future Rights under the Plan. Shares acquired by the Company upon exercise of Rights pursuant to Section 6.2(e) or Section 8.2(c) or Section 12.3 shall not increase the shares available for issuance under the Plan.

                                   ARTICLE 5

                                  ELIGIBILITY

     Officers, employees, consultants and Directors of the Company, any Parent or any Subsidiary, other than the Administrator, who are responsible for or contribute to the management, growth or profitability of the business of the Company, any Parent or any Subsidiary shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among those Eligible Persons.

                                   ARTICLE 6

                                 STOCK OPTIONS

     SECTION 6.1  General.

     Stock Options may be granted alone or in addition to other Rights granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option grants need not be the same with respect to each Optionee or each Stock Option granted. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Options.

     SECTION 6.2  Terms and Conditions of Stock Options.

     Each Stock Option granted pursuant to the Plan shall be evidenced by a written option agreement between the Company and the Optionee, which agreement shall comply with and be subject to the following terms and conditions:

          (a) Number of Shares. Each Stock Option agreement shall state the number of shares of Stock to which the Stock Option relates.

          (b) Type of Option. Each Stock Option agreement shall identify the portion (if any) of the Stock Option which constitutes an Incentive Stock Option.

          (c) Exercise Price. Each Stock Option agreement shall state the price at which shares subject to the Stock Option may be purchased (the "Exercise Price"), which shall with respect to Incentive Stock Options be not less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of such Fair Market Value. With respect to Non-Statutory Options, the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of the shares of Stock on the Date of Grant of the Non-Statutory Option.

          (d) Value of Shares. The Fair Market Value of the shares of Stock (determined as of the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Optionee under this Plan and all other incentive option plans of the Company and any Parent or Subsidiary shall not, in the aggregate, exceed $100,000 in any calendar year.

          (e) Medium and Time of Payment. The Exercise Price shall be paid in full, at the time of exercise, in cash or cash equivalents or, with the approval of the Administrator, in shares of Stock which have been held by the Optionee for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Exercise Price, or in a combination of cash and such shares, and may be effected in whole or in part (i) with monies received from the Company at the time of exercise as a compensatory cash payment; or (ii) to the extent that the Exercise Price exceeds the par value of the shares so purchased, with monies borrowed from the Company in accordance with Section 12.5.

          (f) Term and Exercise of Stock Options. Stock Options shall be exercisable over the exercise period at the times the Administrator may determine, as reflected in the related Stock Option agreements. The exercise period of any Stock Option shall be determined by the Administrator, but shall not exceed ten years from the Date of Grant of the Stock Option. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise period shall be determined by the Administrator, but shall not exceed five years from the Date of Grant of the Stock Option. The exercise period shall be subject to earlier termination as provided in Sections 12.6 and 12.7. A Stock Option may be exercised, as to any or all full shares of Stock as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company.

          (g) Employee's or Engagement Agreement. Each person receiving a Stock Option under the Plan shall agree to remain in the employ of, and/or to render services pursuant to his or her engagement with, the Company, any Subsidiary or any Parent, as the Administrator may from time to time direct, for a period of one year from the Date of Grant, but such agreement shall not obligate the Company, any Subsidiary or any Parent to continue to employ or maintain the engagement of the Optionee for any period whatsoever. The sole remedy of the Company for breach of this employment or engagement term by the Optionee shall be cancellation of the Stock Option granted to the Optionee.

                                   ARTICLE 7

                           STOCK APPRECIATION RIGHTS

     SECTION 7.1  General.

     The Administrator shall have the authority to grant SARs in tandem with Stock Options granted under this Plan (the "Related SAR Option") with respect to all or some of the shares of Stock covered by the Related SAR Option. SARs granted in tandem with Related SAR Options may be granted either at the time of grant of the Related SAR Option or at any time thereafter during the term of the Related SAR Option. The Administrator shall also have the authority to grant SARs without relation to any Stock Option granted under this Plan. Each SAR shall be granted on such terms and conditions not inconsistent with the Plan as the Administrator may determine. The provisions of the various SAR awards need not be the same with respect to each Grantee or with respect to any SARs granted to the same Grantee.

     SECTION 7.2  Terms and Conditions of SARs.

     Each SAR granted pursuant to the Plan shall be evidenced by a written SAR agreement between the Company and the Grantee, which agreement shall comply with and be subject to the following terms and conditions:

          (a) Number of SARs. Each SAR agreement shall state the number of SARs granted pursuant to the agreement.

          (b) Initial Valuations. Each SAR agreement shall provide that each SAR granted in tandem with a Related Stock Option is valued at the Exercise Price of the Related SAR Option and that each SAR granted without relation to a Stock Option is valued at the Fair Market Value of a share of Stock on the Date of Grant (the "Initial Valuation").

          (c) Term and Exercise of SARs.

             (i) Each SAR granted otherwise than in tandem with a Stock Option shall be exercisable as determined by the Administrator, but in no event after 10 years from the date of Grant. Each other SAR shall be exercisable only if, and to the extent that, the Related SAR Option is exercisable and has not yet terminated or expired, and in the case of a SAR granted in respect of an Incentive Stock Option, only when the Fair Market Value per share of the Stock exceeds the Exercise Price of the Related SAR Option; and upon the exercise of a SAR, the Related SAR Option shall cease to be exercisable to the extent of the shares of Stock with respect to which such SAR is exercised, and shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further Rights pursuant to the Plan. Upon the exercise or termination of a Related SAR Option, the SAR granted in tandem with such Related SAR Option shall terminate to the extent of the shares of Stock with respect to which the Related SAR Option was exercised or terminated.

             (ii) To exercise a SAR granted in tandem with a Related SAR Option, the Grantee shall (A) give written notice thereof to the Company specifying the number of shares of Stock with respect to which the SAR is being exercised and the percentage of the total amount that the Grantee is entitled to receive which the Grantee elects to receive in cash or shares of Stock with respect to the exercise of the SAR; and (B) if requested by the Administrator, deliver the Related SAR Option agreement to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return the Related SAR Option agreement to the Grantee. To exercise a SAR granted without relation to a Stock Option, the Grantee shall give written notice thereof to the Company specifying the number of shares of Stock with respect to which the SAR is being exercised and the percentage of the total amount that the Grantee is entitled to receive which the Grantee elects to receive in cash or shares of Stock with respect to the exercise of the SAR. The date of exercise of a SAR which is validly exercised shall be deemed to be the date on which there shall have been delivered to the Company the appropriate aforesaid instruments.

             (iii) Upon the exercise of a SAR, the holder thereof shall be entitled at the holder's election to receive either:

                (A) a number of shares of Stock equal to the quotient computed by dividing the Spread (as defined in Section 7.2(c)(iv)) by the Fair Market Value per share of Stock on the date of exercise of the SAR; provided, however, that in lieu of fractional shares, the Company shall pay in cash or cash equivalent an amount equal to the same fraction of the Fair Market Value per share of Stock on the date of exercise of the SAR; or

                (B) an amount of money payable in cash or cash equivalent equal to the Spread; or

                (C) a combination of an amount payable in cash or cash equivalent and a number of shares calculated as provided in Section 7.2(c)(iii)(A) (after reducing the Spread by such dollar amount); plus any amounts payable in lieu of any fractional shares as provided above.

             (iv) The term "Spread" as used in Section 7.2(c) shall mean an amount equal to the product computed by multiplying (A) the excess of
        (x) the Fair Market Value per share of Stock on the date the SAR is exercised, over either (y) in the case of an SAR granted in tandem with a Related SAR Option, the Exercise Price per share of the Related SAR Option, or (z) in the case of an SAR not granted in tandem with a Stock Option, the Initial Valuation of the SAR; by (B) the number of shares with respect to which such SAR is being exercised.

             (v) Notwithstanding the provisions of Section 7.2(c)(iii), the Administrator shall have sole discretion to consent to or disapprove a Participant's election to receive an amount of money payable in cash or cash equivalent in whole or in part ("Cash Election") upon the exercise of a SAR. Such consent or disapproval may be given at any time after the election to which it relates. If the Administrator shall disapprove a Cash Election the exercise of the SAR with respect to which the Cash Election was made shall be of no effect, but without prejudice to the right of the holder to exercise such SAR in the future in accordance with its terms.

             (vi) Notwithstanding the foregoing, in the case of a SAR granted in tandem with an Incentive Stock Option, the holder may not receive an amount in excess of such amount as will enable the Stock Option to qualify as an Incentive Stock Option.

          (d) Securities Laws. The Company intends that this Section 7.2 shall comply with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor (the "Rule") under the Exchange Act, during the term of the Plan. Should any provision of Section 7.2 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for Section 7.2 to comply with the requirements of the Rule, the Board may amend the Plan to add to or modify the provisions of the Plan accordingly.

          (e) Limitation on Amounts Payable. Notwithstanding Section 7.2(c)(iii), the Administrator may place a limitation on the amount payable in cash, Stock or both upon exercise of a SAR. Any such limitation must be determined as of the Date of Grant, and noted on the instrument evidencing the Participant's SAR granted hereunder.

                                   ARTICLE 8

                                PURCHASE RIGHTS

     SECTION 8.1  General.

     Purchase Rights may be granted alone or in addition to other Rights under the Plan. Each sale of Stock under this Article 8 shall be evidenced by a Stock purchase agreement between the Offeree and the Company in the form from time to time adopted by the Administrator and containing such terms and conditions which the Administrator deems appropriate; provided, that such terms and conditions are not inconsistent with the Plan. The provisions of the various Stock purchase agreements entered into under the Plan need not be identical.

     SECTION 8.2  Terms and Conditions of Purchase Rights.

     Each Purchase Right granted pursuant to the Plan shall be evidenced by a written Stock purchase agreement between the Company and the Offeree, which agreement shall comply with and be subject to the following terms and conditions:

          (a) Number of Shares. Each Stock purchase agreement shall state the number of shares of Stock which may be purchased pursuant to such agreement.

          (b) Purchase Price. Each Stock purchase agreement shall state the price at which the Stock subject to such purchase agreement may be purchased (the "Purchase Price"); provided, however, that the Purchase Price shall not be less than 85% of the Fair Market Value of the Stock on the Date of Grant.

          (c) Medium and Time of Payment. The Purchase Price shall be paid in full, at the time of exercise, in cash or cash equivalent or, with the approval of the Administrator, in shares of Stock which have been held by the Optionee for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Purchase Price or in a combination of cash or cash equivalent and such shares, and may be effected in whole or in part (i) with monies received from the Company at the time of exercise as a compensatory cash payment; or (ii) to the extent the purchase price exceeds the par value of the shares so purchased, with monies borrowed from the Company in accordance with Section
     12.5 of the Plan.

                                   ARTICLE 9

                            [INTENTIONALLY OMITTED]

                                   ARTICLE 10

                                  ADJUSTMENTS

     SECTION 10.1  Effect of Certain Changes.

     (a) Stock Dividends, Splits, Etc. If there is any change in the number of outstanding shares of Stock through the declaration of Stock dividends or through a recapitalization resulting in Stock splits, or combinations or exchanges of the outstanding shares, (i) the number of shares of Stock available for Rights, (ii) the number of shares covered by outstanding Rights, (iii) the Exercise Price or Purchase Price of any Stock Option or Purchases Right and (iv) the Initial Valuations of SARs, in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

     (b) Liquidating Event. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "liquidating event"), the Administrator may provide that the holder of any Right then exercisable shall have the right to exercise such Right (at the price provided in the Rights agreement) subsequent to the liquidating event, and for the balance of its term, solely for the kind and amount of shares of Stock and other securities, property, cash or any combination thereof receivable upon such liquidating event by a holder of the number of shares of Stock for or with respect to which such Right might have been exercised immediately prior to such liquidating event; or the Administrator may provide, in the alternative, that each Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days written notice of the date so fixed shall be given to each Rights holder and if such notice is given, each Rights holder shall have the right, during the period of 30 days preceding such termination, to exercise the Right as to all or any part of the shares of Stock covered thereby, without regard to any installment or vesting provisions in his or her Rights agreement, on the condition, however, that the liquidating event actually occurs; and if the liquidating event actually occurs, such exercise shall be deemed effective (and, if applicable, the Rights holder shall be deemed a shareholder with respect to the Rights exercised immediately preceding the occurrence of the liquidating event, or the date of record for shareholders entitled to share in such liquidating event, if a record date is set).

     (c) Merger or Consolidation. Each outstanding Right shall terminate upon a merger or consolidation in which the Company is not the surviving corporation, provided that (A) each Rights holder to whom no Rights have been tendered by the surviving corporation pursuant to the terms of item (B) immediately below shall have the right exercisable during a ten-day period ending on the fifth day prior to such merger or consolidation in which the Company is not the surviving corporation, to exercise his or her Rights in whole or in part, without regard to any installment provisions under his or her Rights agreement on the condition, however, that the merger or consolidation is actually effected; and if the merger or consolidation is actually effected, such exercise shall be deemed effective (and, if applicable, the Participant shall be deemed a shareholder with respect to the Rights exercised) immediately preceding the effective time of such merger or consolidation (on the date of record for shareholders entitled to share in the securities or property distributed in such merger or consolidation, if a record date is set); and (B) in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender to any Rights holder Rights with respect to the surviving corporation, and such new Rights shall contain such terms and provisions as shall substantially preserve the rights and benefits of any Rights then outstanding under this Plan.

     (d) Where Company Survives. Section 10.1(c) shall not apply to a merger or consolidation in which the Company is the surviving corporation, unless shares of Stock are converted into or exchanged for securities other than publicly-traded common stock, cash (excluding cash in payment for actual shares) or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive an amount of money payable by cash or cash equivalent or other property) of the shares of Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Administrator may provide that the holder of each Right then exercisable shall have the right to exercise such Right solely for the kind and amount of shares of Stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable upon such reclassification change, consolidation or merger by the holder of the number of shares of Stock for which such Right might have been exercised.

     (e) Surviving Corporation Defined. The determination as to which party to a merger or consolidation is the "surviving corporation" shall be made on the basis of the relative equity interests of the shareholders in the corporation existing after the merger or consolidation, as follows: if following any merger or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than fifty percent (50%) of the voting power of the corporation existing following the merger or consolidation, then for purposes of this Plan, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the shareholders of a corporation immediately after the merger or consolidation, of equity securities pursuant to this Section 10.1(e), equity securities which the shareholders owned immediately before the merger or consolidation as shareholders of another party to the transaction shall be disregarded. Further, for purposes of this Section 10(e) only, outstanding voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

     (f) Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "Stock" within the meaning of the Plan.

     (g) Decision of Administration Final. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an Incentive Stock Option.

     (h) No Other Rights. Except as hereinbefore expressly provided in this
Article 10, no Rights holder shall have any rights by reason of any subdivision or consolidation of shares of Stock or the payment of any dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any liquidating event, merger, or consolidation of assets or stock of another corporation, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and except as provided in this Article 10, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

     (i) No Rights as Shareholder. Except as specifically provided in this
Article 10, a Rights holder or a transferee of a Right shall have no rights as a shareholder with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 10.1(b) or 10.1(c).

                                   ARTICLE 11

                           AMENDMENT AND TERMINATION

     The Board may, at any time, amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under any Right theretofore granted without such Participant's consent. Stockholder approval for amendments to the Plan shall be obtained in such a manner and to such degree as required to comply with all applicable laws and regulations.

     The Administrator may amend the terms of any Right theretofore granted, prospectively or retroactively, but, subject to Article 3, no such amendment shall impair the rights of any Participant under any Right theretofore granted without such Participant's consent.

                                   ARTICLE 12

                               GENERAL PROVISIONS

     SECTION 12.1  General Restrictions.

     (a) No View to Distribute. The Administrator may require each person purchasing shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

     (b) Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     SECTION 12.2  Other Compensation Arrangements.

     Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     SECTION 12.3  Withholding Taxes.

     (a) Withholding Required. Each Participant shall, no later than the date as of which the value of a Right first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Right or its exercise. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Participant shall, to the extent permitted by law, have the right to request that the Company deduct any such taxes from any payment of any kind otherwise due to the Participant.

     (b) Withholding Right. The Administrator may, in its discretion, grant a Rights holder the right (a "Withholding Right") to elect to make such payment by irrevocably requiring the Company to withhold from shares issuable upon exercise of the Right that number of full shares of Common Stock having a Fair Market Value on the Tax Date (as defined below) equal to the amount (or portion of the amount) required to be withheld. The Withholding Right may be granted with respect to all or any portion of the Right.

     (c) Exercise of Withholding Right. To exercise a Withholding Right, the Rights holder must follow the election procedures set forth below, together with such additional procedures and conditions as may be set forth in the related Rights agreement or otherwise adopted by the Administrator:

          (i) The Rights holder must deliver to the Company his or her written notice of election (the "Election") to have the Withholding Right apply to all (or a designated portion) of his or her Right.

          (ii) The Election must be delivered to the Company not less than 20 days before the date of exercise of the Right to which it relates;

          (iii) unless disapproved by the Administrator as provided in Subsection (iv) below, the Election once made will be irrevocable; and

          (iv) no Election is valid unless the Administrator consents to the Election; the Administrator has the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Administrator has not consented to the Election on or prior to the date that the amount of tax to be withheld is, under applicable federal income tax laws, fixed and determined by the Company (the "Tax Date"), the Election will be deemed approved.

     (d) Effect. If the Administrator consents to an Election of a Rights Holder's Withholding Right, then upon the exercise of the Right (or any portion thereof) to which the Withholding Right relates, the Company will withhold from the shares otherwise issuable that number of full shares of Stock having an actual Fair Market Value equal to the amount (or portion of the amount, as applicable) required to be withheld under applicable federal and/or state income tax laws as a result of the exercise.

     SECTION 12.4  Indemnification.

     In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrators shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any one of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by them in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

     SECTION 12.5  Loans.

     The Company may make loans to Optionees and Offerees as the Administrator, in its discretion, may determine in connection with the exercise of outstanding Stock Options and Purchase Rights granted under the Plan. Such loans shall (i) be evidenced by promissory notes entered into by the holders in favor of the Company; (ii) be subject to the terms and conditions set forth in this Section
12.5 and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine; and (iii) bear interest, if any, at such rate as the Administrator shall determine. In no event may the principal amount of any such loan exceed the Exercise Price or the Purchase Price less the par value of the shares of Stock covered by the Stock Option or Purchase Right, or portion thereof, exercised by the Optionee or Offeree. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and applicable interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator; provided, however, that the term of the loan, including extensions, shall not exceed 10 years. Unless the Administrator determines otherwise, when a loan shall have been made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

     SECTION 12.6  Termination of Employment.

     Except as provided in this Section 12.6, no Right may be exercised unless the Rights Holder is then a Director of the Company, or in the employ of the Company or any Parent or Subsidiary, or rendering services as a consultant to the Company or any Parent or Subsidiary, and unless he or she has remained continuously so employed since the Date of Grant. If the employment or services of a Rights holder shall terminate (other than by reason of a Special Terminating Event), all Rights previously granted to the Rights holder which are exercisable at the time of such termination may be exercised for the period ending ninety days after such termination, unless otherwise provided in the Rights agreement; provided, however, that no Right may be exercised following the date of its expiration. Nothing in the Plan or in any Right granted pursuant to the Plan shall confer upon an employee any right to continue in the employ of the Company or any Parent or Subsidiary or interfere in any way with the right of the Company or any Parent or Subsidiary to terminate such employment at any time.

     SECTION 12.7  Special Terminating Events.

     If a Special Terminating Event occurs, all Rights theretofore granted to such Rights holder may, unless earlier terminated in accordance with their terms, be exercised by the Rights holder or by his or her estate or by a person who acquired the right to exercise such Right by bequest or inheritance or otherwise by reason of the death or Disability of the Rights holder, at any time within one year after the date of the Special Terminating Event. Notwithstanding the foregoing, an Incentive Stock Option and any SAR granted in relation to an Incentive Stock Option shall only be exercisable at any time within three months after the date of Retirement or termination of employment of an Optionee.

     SECTION 12.8  Non-Transferability of Rights.

     Unless otherwise approved by the Administrator, Rights granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and Rights may be exercised, during the lifetime of the Rights holder, only by the Rights holder or by his or her guardian or legal representative.

     SECTION 12.9  Regulatory Matters.

     Each Rights agreement shall provide that no shares shall be purchased or sold thereunder unless and until (A) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (B) is required to do so by the Company, the Optionee or Offeree shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

     SECTION 12.10  Recapitalizations.

     Each Stock Option and Purchase Right Agreement shall contain provisions required to reflect the provisions of Article 10.

     SECTION 12.11  Delivery.

     Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

     SECTION 12.12  Other Provisions.

     The Rights agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

                                   ARTICLE 13

                             EFFECTIVE DATE OF PLAN

     The Plan shall become effective on the date on which the Plan is adopted by the Board and approved by its shareholders. Any Right granted before the approval of the Plan by the Company's shareholders shall be expressly conditioned upon, and shall not be exercisable until, such approval is obtained.

                                   ARTICLE 14

                                  TERM OF PLAN

     No Right shall be granted pursuant to the Plan on or after January 1, 2002, but Rights theretofore granted may extend beyond that date.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                         THE SPORTS CLUB COMPANY, INC.


     We hereby appoint John M. Gibbons, Timothy O'Brien, Lois Barberio, or any one of them acting in the absence of the others, as proxyholders, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of The Sports Club Company, Inc. held of record by me/us on June 24, 1998, at the Annual Meeting of Stockholders to be held on July 31, 1998, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR AMENDMENT TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN. This proxy will be voted in the discretion of the proxyholders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


                    (PLEASE VOTE AND SIGN ON THE OTHER SIDE)

      Please mark your
A [X] votes as in this
      example.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

                        WITHHOLD
                  FOR   AUTHORITY                                                                         FOR  AGAINST  ABSTAIN
1.  Election of                                                    2.  Approve amendment to Company's     [ ]    [ ]      [ ]
    Class I       [ ]      [ ]                                         1994 Stock Incentive Plan.
    Directors                                                      The undersigned hereby acknowledges receipt of the Proxy
                                                                   Statement dated June 30, 1998 and hereby revokes any proxy
NOMINEES: Brian J. Collins, Andrew L. Turner                       or proxies heretofore given to vote shares at said meeting
          and Dennison T. Veru                                     or any adjournment thereof.

(INSTRUCTIONS: To withhold authority to vote for
any individual, write that nominee's name on the                    PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE
line provided:)                                                     ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE.


________________________________________________




SIGNATURE__________________________________________  DATE_____________  _________________________________________  DATE_____________
         Please sign exactly as name appears hereon                     Signature if held jointly

NOTE:  Both should sign if shares are held in joint tenancy. If signing as attorney, executor, administrator, trustee or guardian, give full title; if a corporation, sign full corporate name by President or authorized officer; if a partnership, sign partnership name by authorized person.